EXHIBIT 99.1

July 15, 2004 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended June 30, 2004, of $3,252,000, or $.94 per share, compared to net income of $1,573,000, or $.45 a share, a year ago. For the six months ended June 30, 2004, consolidated net income was $4,817,000, or $1.39 per share, compared to $3,032,000, or $.87 per share, a year ago. Earnings in the second quarter of 2004 include the impact of the previously disclosed sale of OVBC's ownership in ProCentury Corp. [Nasdaq: PROS], a Columbus-based property and casualty insurer. The transaction resulted in an after-tax gain of $1,625,000 or $.47 per share.

Operating earnings, earnings not including the gain on the sale of the ProCentury investment, for the quarter ended June 30, 2004, were $1,627,000 representing an increase of 3.4 percent over the prior year. Operating earnings per share for the second quarter of 2004 were $.47, up 4.4 percent from the $.45 earned the second quarter of 2003. For the six months ended June 30, 2004, operating earnings were $3,192,000, up 5.3 percent compared to $3,032,000 a year ago. Operating earnings per share were $.92 for the first six months of 2004 versus $.87 last year, an increase of 5.7 percent. On an operating basis, return on average assets and return on average equity were .90 percent and 11.76 percent for the first six months of 2004, versus .89 percent and 11.95 percent for the prior year.

The increase in operating earnings reflects the benefit of OVBC's continuing improvement in asset quality. For the six months ended June 30, 2004, provision for loan losses decreased $1,491,000 from the same time period the prior year. The decrease in provision for loan losses was attributable to both a decline in nonperforming loans and net charge-offs in both the commercial and consumer lending portfolios. The Company's ratio of nonperforming loans to total loans stood at .42 percent at June 30, 2004, as compared to 1.08 percent at June 30, 2003. The ratio of nonperforming assets to total assets decreased to .61 percent at June 30, 2004 from 1.36% at June 30, 2003. The Company's net charge-offs for the first six months of 2004 were down $764,000 from the same time period the prior year. With improving credit quality, management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio. The allowance for loan losses was 1.21 percent of total loans at June 30, 2004, as compared to 1.32 percent at June 30, 2003.

For the six months ended June 30, 2004, net interest income decreased $228,000 or 1.6 percent from last year. For the second quarter of 2004, net interest income decreased $235,000 or 3.4 percent from the prior year second quarter. The net interest margin for the six months ending June 30, 2004 was 4.12 percent compared to 4.36 percent for the same time period the prior year reflecting the extended low interest rate environment and the Company's desire to shift from higher-yielding fixed rate assets to variable rate assets. The Company's average earning assets for the first six months of 2004 increased $22,941,000 or 3.5 percent from the same time period last year.

Noninterest income totaled $5,111,000 for the six months ended June 30, 2004, as compared to $2,974,000 for the same time period last year. For the three months ended June 30, 2004, noninterest income totaled $3,805,000 compared to $1,528,000 for 2003's second quarter. Included in the increase in noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. Gain on sale of loans for the first six months of 2004 was down $342,000 from the same time period last year caused by a decline in the sales of secondary market real estate loans due to lower mortgage refinance volume and a shift to variable rate mortgage originations. Offsetting a portion of this decline was an increase in service charges on deposit accounts of $98,000 or 6.5 percent.

On a year-to-date basis, noninterest expense totaled $10,534,000 in 2004, an increase of $571,000 or 5.7 percent compared to $9,963,000 the previous year. On a quarter-to-date basis, noninterest expense increased $307,000 or 6.1 percent from the second quarter in 2003. Salaries and employee benefits grew $438,000 or
7.7 percent for the first six months of 2004, as compared to the same time period in 2003. The increase was related to annual merit increases and rising benefit costs. With the renovation of the Milton office and upgrade in personal computers within various departments, furniture and equipment expense was up $124,000 on a year-to-date basis. The remaining noninterest expense categories were up $9,000 collectively from 2003.

Total assets increased $9,852,000 from year end 2003 to reach $717,179,000 at June 30, 2004. Driving asset growth for 2004 was loan growth of $17,118,000 which equals an annual growth rate of 6.0 percent as compared to the 2.5 percent growth rate for all of 2003. Loan growth came equally from all segments of the portfolio. Total deposits grew $32,149,000 from year end 2003 to fund loan growth and to reduce borrowed funds, which are down $23,191,000. The growth in deposits was primarily in certificates of deposit originated from local and national markets.

"We are pleased with the work of our employees in delivering another quarter of earnings growth," stated Jeffrey E. Smith, President and CEO. "The decline in nonperforming loans and the associated decrease in provision for loan losses represent a significant achievement. Our focus on asset quality led to additional earnings and a stronger balance sheet for the Company. In addition, the gain on the sale of our ProCentury investment has generated an after-tax benefit of $1.6 million which will be invested in the renovation and/or relocation of facilities in existing markets as well as expansion in new markets. Thanks to the hard work and dedication of the employees of OVBC for making these financial results possible."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and six months ended June 30, 2004 and 2003.

                                   Three months ended         Six months ended
(in $000's, except per share data)      June 30,                  June 30,
                                     2004       2003           2004       2003
                                   --------   --------       --------   --------

Net income                         $ 3,252    $ 1,573        $ 4,817    $ 3,032

  Gain on sale of investment        (2,463)                   (2,463)
  Tax effect                           838                       838
  After-tax non-operating items     (1,625)                   (1,625)

Operating earnings                 $ 1,627    $ 1,573        $ 3,192    $ 3,032


Earnings per share                 $  0.94    $  0.45        $  1.39    $  0.87

  Gain on sale of investment         (0.71)                    (0.71)
  Tax effect                          0.24                      0.24
  After-tax non-operating items      (0.47)                    (0.47)

Operating earnings per share       $  0.47    $  0.45        $  0.92    $  0.87


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                  Three months ended        Six months ended
                                       June 30,                  June 30,
                                  2004         2003         2004         2003
                               ----------   ----------   ----------   ----------
PER SHARE DATA
 Operating earnings per share      $0.47        $0.45        $0.92        $0.87
 Earnings per share                $0.94        $0.45        $1.39        $0.87
 Dividend per share                $0.19        $0.18        $0.37        $0.35
 Book value per share             $16.16       $15.07       $16.16       $15.07
 Dividend payout ratio             20.26%       39.76%       26.75%       40.04%
 Weighted average shares
   outstanding                 3,468,842    3,477,455    3,484,600    3,473,290

PERFORMANCE RATIOS
 Operating return on
   average equity                  11.98%       12.22%       11.76%       11.95%
 Return on average equity          23.49%       12.22%       17.57%       11.95%
 Operating return on
   average assets                   0.90%        0.91%        0.90%        0.89%
 Return on average assets           1.80%        0.91%        1.35%        0.89%
 Net interest margin                4.01%        4.36%        4.12%        4.36%
 Operating efficiency ratio        65.51%       58.60%       63.97%       58.43%
 Efficiency ratio                  50.33%       58.60%       55.65%       58.43%
 Average earning assets
   (in 000's)                   $684,149     $650,898     $674,377     $651,436

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Six months ended
(in $000's)                               June 30,                June 30,
                                      2004       2003         2004       2003
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $  9,798   $ 10,551     $ 19,757   $ 21,239
     Interest and dividends on
      securities                         924        942        1,857      1,866
          Total interest income       10,722     11,493       21,614     23,105
Interest expense:
     Deposits                          2,813      3,174        5,554      6,490
     Borrowings                        1,162      1,337        2,390      2,717
          Total interest expense       3,975      4,511        7,944      9,207
Net interest income                    6,747      6,982       13,670     13,898
Provision for loan losses                373      1,246        1,141      2,632
Noninterest income:
     Service charges on deposit
      accounts                           839        803        1,598      1,500
     Trust fees                           54         58          106        111
     Income from bank owned insurance    148        172          311        344
     Gain on sale of loans                 3        155           10        352
     Gain on sale of ProCentury Corp.  2,463                   2,463
     Other                               298        340          623        667
          Total noninterest income     3,805      1,528        5,111      2,974
Noninterest expense:
     Salaries and employee benefits    3,080      2,885        6,120      5,682
     Occupancy                           322        317          651        649
     Furniture and equipment             318        240          601        477
     Data processing                     182        139          360        299
     Other                             1,444      1,458        2,802      2,856
          Total noninterest expense    5,346      5,039       10,534      9,963
Income before income taxes             4,833      2,225        7,106      4,277
Income taxes                           1,581        652        2,289      1,245
NET INCOME                          $  3,252   $  1,573     $  4,817   $  3,032

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except
 share and per share data)                      June 30,          December 31,
                                                 2004                 2003
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                       $        15,517      $        17,753
Federal funds sold                                   1,125
     Total cash and cash equivalents                16,642               17,753
Interest-bearing deposits in other banks             1,255                  859
Securities available-for-sale                       70,142               76,352
Securities held-to-maturity
   (estimated fair value:  2004 -
    $13,455, 2003 - $13,547)                        13,054               12,835
Total loans                                        590,822              573,704
   Less:  Allowance for loan losses                 (7,137)              (7,593)
     Net loans                                     583,685              566,111
Premises and equipment, net                          9,098                9,142
Accrued income receivable                            2,732                2,700
Goodwill                                             1,267                1,267
Bank owned life insurance                           13,476               13,222
Other assets                                         5,828                7,086
          Total assets                     $       717,179      $       707,327

LIABILITIES
Noninterest-bearing deposits               $        63,901      $        62,235
Interest-bearing deposits                          475,757              445,274
     Total deposits                                539,658              507,509
Securities sold under agreements to
 repurchase                                         20,779               24,018
Other borrowed funds                                78,371              101,562
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  8,833                6,330
          Total liabilities                        661,141              652,919

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2004 -
  3,674,314 shares issued, 2003 -
  3,658,212 shares issued)                           3,674                3,658
Additional paid-in capital                          31,451               30,962
Retained earnings                                   26,872               23,343
Accumulated other comprehensive income                (374)                 624
Treasury stock at cost (2004 - 205,985 shares,
 2003 - 159,611 shares)                             (5,585)              (4,179)
          Total shareholders' equity                56,038               54,408
               Total liabilities and
                 shareholders' equity      $       717,179      $       707,327